Exhibit 99.2

AVIV REIT ANNOUNCES $250 MILLION SENIOR NOTES OFFERING

CHICAGO – October 10, 2013 – Aviv REIT, Inc. (“Aviv” or the “Company”) (NYSE: AVIV) announced today that its majority-owned subsidiaries Aviv Healthcare Properties Limited Partnership and Aviv Healthcare Capital Corporation (the “Issuers”) intend to offer $250 million aggregate principal amount of Senior Notes due 2021, subject to market and other conditions. The notes will be fully and unconditionally guaranteed, jointly and severally, on an unsecured basis, by Aviv and certain of Aviv’s existing and, subject to certain exceptions, future subsidiaries.

The Issuers intend to use the net proceeds from the offering to repay all outstanding indebtedness under their $400 million secured revolving credit facility with Bank of America, N.A. and excess proceeds will be used for general corporate purposes, including the potential acquisition of additional properties.

The notes will be offered in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The notes will be offered only to qualified institutional buyers pursuant to Rule 144A and to certain persons outside of the United States pursuant to Regulation S, each under the Securities Act.

In connection with the offering of the notes, the Issuers will agree to file a registration statement with the Securities and Exchange Commission (“SEC”) relating to an offer to exchange the notes for publicly tradeable notes having substantially identical terms in accordance with published SEC interpretations.

This press release is for informational purposes only and shall not constitute an offer to sell or a solicitation of an offer to purchase any of these securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any person to whom, such an offer, solicitation or sale would be unlawful.

The notes to be issued in the offering have not been registered under the Securities Act, or any applicable state laws. Accordingly, the notes may not be offered or sold within the U.S. or to U.S. persons without registration or an applicable exemption under the Securities Act and applicable state securities laws.

About Aviv

Aviv REIT, Inc., based in Chicago, is a real estate investment trust that specializes in owning post-acute and long-term care skilled nursing facilities and other healthcare properties. Aviv is one of the largest owners of SNFs in the United States and has been in the business for over 30 years. The Company currently owns 269 properties that are triple-net leased to 36 operators in 29 states.

Forward-Looking Statements

This press release may include forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “intends,” “continue” or similar terminology. These forward-looking statements are made based on our current expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. These uncertainties include, but are not limited to, uncertainties relating to the operations of our tenants, including those relating to reimbursement by government and other third-party payors, compliance with regulatory requirements and occupancy levels, regulatory, reimbursement and other changes in the healthcare industry, the performance and reputation of our tenants, our ability to successfully engage in strategic acquisitions and investments, the effect of general market, economic and political conditions, the availability and cost of capital, changes in tax laws and regulations affecting REITs and our ability to maintain our status as a REIT. Important factors that could cause actual results to differ materially from our expectations include those disclosed under “Risk Factors” and elsewhere in filings made by Aviv REIT, Inc. and Aviv Healthcare Properties Limited Partnership with the SEC.